Exhibit 17

TESTING
THE WATER MATERIALS

HOSTNAME:
WWW.STARTENGINE.COM DUBUC MOTORS ELECTRIC CAR COMPANY | STARTENGINE

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setting the stage for a rEVolution in the EV market, delivering the world's first 2+2 all electric long range sports car." jpgs used on StartEngine

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Landing Page Title="Dubuc Motors Electric Car Company"

Sub- Title="Tomahawk,
the world's first, connected, long-range, luxury EV sports car."

Large OPD    Location: Menlo Park, CA             Sector:
Transportation/Automotive

Video
of Tomahawk Prototype Vehicle: When evolution meets innovation.

Featuring Mario Dubuc and the Tomahawk

Company Section

Reimagining the American Sports
Car

After 12+ years of innovative,
eco-friendly research and development, we’re proud to introduce the all-electric Tomahawk by Dubuc Motors.

It’s a luxurious, roomy
4-seater built to be elegant, powerful, intelligent, and most importantly:
environmentally friendly.

Self-funded for over 10 years,
Dubuc Motors is finally opening the opportunity for a select group of investors who share our vision to reserve a stake in our company and claim their place in history. With the capital raised through this equity crowdfunding campaign(learn more on offering below), the Dubuc team will produce the final
Tomahawk model and unveil it at the Los Angeles Auto Show in 2017.

Without further ado, meet the
Tomahawk by Dubuc Motors.

Finally the American sports car
reimagined.

It's smart, it's connected, it's elegant, it's powerful...and most importantly, it's green.

The Tomahawk seamlessly
integrates the world’s finest technology and engineering to deliver a long-range electric vehicle (EV) that’s built upon performance and luxury.

Beyond Powerful

1.
300 mile (EPA) range

2.
0-60 in 3 seconds

3.
160 MPH Max Speed

4.
Electric all-wheel drive

5.
Twin front & rear motors

6.
Single speed transmission

1.
3-Phase power

2.
Liquid cooled

3.
Simple dual ECM

4.
R-gate driver technology

5.
Four quadrant operation

6.
Low-cogging torque for better NVH

7.
3-phase EMI Filter

8.
High torque (outer rotor topology for maximum torque density

Intelligent safety features

1.       Traction
– Stability controls

2.      Advance
collision warning

3.      Hands-free
voice commands

4.      Industry
first tube & monocoque chassis;

5.      Premium components.

Smart Connectivity Built-In

1.       WiFi hotspot built-in

2.      Live 360 camera

3.      Onboard computer

4.      Over air software updates;

5.      In-car diagnostic (trouble-shooting)

Built Around Luxury

1.       Central touch screen console

2.      Carbon fiber interior

3.      Scissor doors

4.      Panoramic view roof

5.      Low electromagnetic audible noise

Why you should invest in the
Tomahawk

This story of two entrepreneurs
begins in 2004. We are Mike Kakogiannakis and Mario Dubuc, two family men driven by a belief that we can produce a more efficient form of transportation without having to sacrifice aesthetics and luxury. We decided to research the market, surround ourselves with some of the best in the industry, and begin a remarkable exploration that merges electric-sourced technology and the automotive space.

Our launch concept was to
target a niche market, away from the big automaker’s reach, which made our business plan not only viable but also profitable. A multitude of prototypes were built over the years incorporating never-before-conceived technologies, addressing issues ignored by companies in the car manufacturing industry.

Four years ago we left our
comfortable jobs to pursue a mission: to merge the pinnacle technologies of electrical and mechanical engineering in order to provide an unparalleled driving experience. We are creating an all-wheel-drive, all-electric supercar.
But we’re not stopping there – we want to redefine transportation.

We think of the Tomahawk as
"Tesla's cousin," offering comparable performance. While Tesla offers  a sedan and an SUV, we want to complete their product line with our sports car. When compared to hybrids, the Tomahawk outperforms all of them
– in speed, looks, and comfort.

We’ve self-funded for
over a decade and, more recently, have welcomed a group of investors who share in our vision and passion.

Here and now is your chance to
get in, lead by example, and drive change. Reserve your stake in our company and claim your place in history.

A technological marvel designed
with mother nature in mind.

The Dubuc engineers,
fabricators and designers spared no expense in creating one of the most revolutionary electric vehicles to date, from the bottom up.

Unique Engineering

Bonded Chassis Technology

•
The
first vehicle in North America formed of bonded aluminum sheets with no welding.

Cab Forward Design

•
By
positioning the entire vehicle cabin forward, the interior is
"stretched" to provide more interior space Aluminum Tube &
Monocoque Structure

•
An
industry-first structural blend to add stiffness and rigidity while maximizing safety and performance Adjustable Air Suspension Ride Height

•
Creates
exceptional ride quality, regardless of load, and adjusts vehicle height for appearance and obstacle clearances All-Aluminum Front/Rear Sport Double
Wishbone Suspension

All-Aluminum Front/Rear Sport
Double Wishbone Suspension

  Rigid,
safe and lightweight, used to give peak performance and sports car handling.
Flat Undercarriage

  Reduces
downforce and turbulence while driving at high speeds.

How to position the Tomahawk EV in the ever growing &
rapidly evolving marketplace of luxury vehicles?

The Tomahawk Image Gallery

DUBUC MOTORS IS “TESTING THE WATERS” UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. DUBUC MOTORS IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF DUBUC MOTORS DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS “QUALIFIED” THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION DUBUC MOTORS IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

Dubuc Motors in the Press

Will you join the Dubuc Team in
an EV revolution?

The Tomahawk by Dubuc Motors is
ready for commercialization, are you ready to join us?

Prototype

Through 12 years of R&D,
we’ve engineered innovative changes in the Tomahawk chassis, drive, and power train to make the Tomahawk complete and eady for the EV revolution.

Our introductory model, the
Tomahawk, is the first model of many to be commercialized from a universal chassis, which also allows for the production of other electric vehicles targeting niche markets within the industry.

Dubuc Motors is finally opening
the opportunity for a select group of investors who share our vision to reserve a stake in our company and claim their place in history.

With the capital raised through
this equity crowdfunding campaign (learn more on offering below), the Dubuc team will produce the final Tomahawk model unveil it at the Los Angeles Auto
Show in 2017.

When you join us on our quest
to shake up the transportation industry, you are becoming part of a bigger mission.

The Dubuc Team

•
Mike
Kakogiannakis, Founder & COO

•
Mario
Dubuc, Founder & CEO

•
Peter
Relan, Advisory Board

•
Louis
Roquet, Advisory Board

•
Pierre
Luc-Bernier, Senior Engineer

•
Jess
McQuillan, Senior UX/UI Designer

•
Stephane
Lacerte, Designer CTIA

•
Alain
Beaulieu, Industrial Machinist

•
Christopher
Calado, Project Manager

Partners and Suppliers

The future of the Tomahawk
involves you

The Plan

With the capital raised through
this equity crowdfunding campaign, the Dubuc team will produce the final
Tomahawk model and unveil it at the Los Angeles Auto Show in 2017.

With your help, we will bring
our employee count to 60 by employing needed engineers, fabricators and designers.
 We will complete crash tests, safety certifications, and licensing.

Government grants will complete
our budget, allowing us to tool a 200,000 sq ft factory. Sales will be conducted online via our e-commerce site, supported by a marketing and advertising budget, bloggers and social media to attract customers.

We foresee a yearly production
of 1500 units at a retail sale price of $110,000 with a strong focus on primary markets that include the United States and China. We'll be

targeting the urban and
cosmopolitan coastal city customer seeking a luxurious and exotic vehicle who, based on trends, are typically customers between 25-65 years of age, that are interested in luxury, speed and sustainable energy. Starting a new business at the right time is a crucial key to the success of that venture. Industry experts point to various factors indicating that a business based around the electrification of transport, connectivity and a direct sales model is poised for extensive growth.

The EV market projections

As the EV Market continues to
expand, there will be several new entries focusing primarily on mass-market, low-cost vehicles that will have to compete with, rather than compliment, established entities such as Tesla. The other end of this market spectrum - one of luxury, performance, and beautiful aesthetics - is completely underserved without the Tomahawk. We are light years ahead of potential competitors in this space as we've already manufactured and produced our showroom concept vehicles and, as industry veterans, the knowledge required to overcome a barrier to entry is already firmly established.

By 2022 the demand for
EV’s will exceed 35 million units worldwide and currently more than 58%
of automotive consumers consider purchasing an electric vehicle.

Government regulations and
incentives are accelerating the growth of the electric vehicle market. Many governments in countries throughout the world are regulating vehicle emissions and fuel economy standards and offering incentives to consumers to purchase more energy-efficient vehicles. In 2009, the United States government enacted a
$2.4 billion electric vehicle stimulus package with the goal of putting one million electric drive vehicles on the road by 2015.

Updates

The Tomahawk Leaves EV
Competition in the Dust

370 Miles on 1 Charge

We've carried out some more
tests on our groundbreaking Tomahawk EV Supercar and found something positively unprecedented. The Dubuc Tomahawk will be able to travel 370 miles, uninterrupted, on a single charge.

The Tomahawk is the only all
electric 2+2 supercar with anywhere near that kind of range. We strive to push the limits of what is possible with our engineering, design, and technology.
This news is one more step towards dominating the EV market.

Our campaign is humming along
and every day brings us closer to reaching our goals. We want to thank you deeply for your support. We hope you'll give us a follow on

Facebook, and share the
campaign with your networks to spread the word about this incredible vehicle.

Thanks again,

Mike, Mario and the Dubuc
Motors Team

The Tomahawk Campaign Page Has a
New Paint Job

Thank you to everyone who has
supported our Tomahawk campaign. We’ve redesigned our StartEngine page from the chassis on up to give it a fresh new coat of paint and really dive into more Tomahawk details - please take a moment to check it out and be sure to follow us on Facebook for the latest news and content for the Tomahawk!

If you have any questions or
comments please let us know on our Facebook page and we’ll include some of them in our next update.

Thank you again for your
support!

Mike, Mario and the Dubuc
Motors Team

FOLLOW US ON FACEBOOK

FACEBOOK
RELATED TTW MATERIALS

Posts

________

"Dubuc Motors Tomahawk is
the new Tesla" ~ Eluxe Magazine

Learn more & Reserve Shares
➜ www.startengine.com/startup/dubuc-motors

________

Entrepreneurship is ingrained in the culture of our country, and Online
Public Offerings are the new source of capital for moving great ideas forward.
With over $5.8 Million in reserved shares and counting, we expect to service a niche market within the automotive industry. #JoinTherEVolution #Tomahawk ; #PureElectric

________

Moving onward and steadfast, anyone interested in
investing at the ground floor of this great business opportunity...this is the last chance to opt in at a preferred rate.

________

If you've reserved shares then
check your emails for some exciting news on the new INCREASED range of the
Tomahawk!

Reserve |

_______

Almost $6M in reserved shares for the #Tomahawk,
BIG thanks to everyone involved. Oregon Electric Vehicle Association helping us drive the rEVolution, much appreciated!

______

If you've reserved shares then
check your emails for some exciting news on the new INCREASED range of the
Tomahawk!

______

Reserve | https://www.startengine.com/analytics/dubuc-motors/reservations

This is what a sports car
should look and feel like. Discover to the power of driving #PureElectric:
Bit.ly/DubucMotors

________

The ever-exploding EV market
lacks something for the fun, smart, successful-minded individual. It’s time for a fun, clean, fully connected EV sports car to arrive. Reserve your
Tomahawk: Bit.ly/DubucMotors

________

Another milestone today, over $5.5 Million dollars in reserved shares. Join the
rEVolution! #TomahawkPureElectric

________

We believe it’s time to
rekindle what once was and make American automotive power rule the roads again!
Introducing the the world's first, connected, long range, luxury EV sports car:
Bit.ly/DubucMotors

__________

Tomahawk connects man and
machine, AND is approved by mother nature. Tag someone you think will be driving into the sunset on the Tomahawk #PureElectric

https://www.startengine.com/startup/dubuc-motors

___________

Just released...Welcome to the
rEVolution!

PRESS
RELEASES

May 11, 2016

Dubuc Motors Blows Away the EV
Market with a Ground Breaking 370 Mile Range Tomahawk

SANTA MONICA, CA, May 11, 2016
/PRNewswire/ - In a first for electric vehicles, Dubuc Motors announces an unprecedented range of 370 miles per full charge for its Tomahawk electric sports car in initial tests. The subsequent and much awaited 2+2 supercar is set to unveil in 2017 and will provide a wind of change to the market.

To date, Dubuc Motors has
gathered over $5 million dollars in indicated interest for the shares of the company through its test-the-water equity crowdfunding campaign on
startengine.com. Dubuc Motors believes it is on track to complete its funding goal which is the first step in bringing the Tomahawk EV into production in
2017. This news is sure to please the hundreds of investors who have already indicated interest in the company, and underlines Dubuc Motors' unwavering pursuit of excellence.

"We want to be
unequivocally the reference in the electric sports car market. We strive to push the limits and intend to offer the ultimate of what is possible. This announcement today highlights our commitment to bringing an unsurpassed level of engineering and we believe demonstrates our ability to progress quickly within our space," said Mike Kakogiannakis, CEO of Dubuc Motors.

According to Bloomberg New
Energy Finance in 2016, sales of electric vehicles are expected to hit 41 million by 2040, representing 35% of new vehicle sales. They also estimate the premium car market has surged 154% as the growing ranks of wealthy consumers want more opulent toys. Dubuc Motors intends to penetrate this niche market and produce the most sophisticated connected sports car yet with its Tomahawk EV.

Potential investors can learn
more online at: https://www.startengine.com/startup/dubuc-motors

No money or other consideration
is being solicited, and if sent in response to any solicitation, it will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. No filing has yet been made with the
Securities and Exchange Commission.

______

January 26, 2016

Dubuc Motors Launches the First
Electric Vehicle on StartEngine equity crowdfunding platform

Jan 26, 2016, 09:00 ET from
Dubuc Motors

SANTA MONICA, CA, Jan. 22, 2016
/PRNewswire/ - In a first for the cleantech automotive industry, Dubuc Motors will launch its electric supercar, the Tomahawk, on an equity crowdfunding platform, StartEngine. Dubuc Motors, a spirited and respected startup, will unveil a world's first with a 2+2 all-electric supercar offering an extended range.

The launch comes at a time of
exciting growth in the electric vehicle market. The total EV market, including plugins, hybrids and other electric vehicles, is expected to jump from 2.6 million vehicles sold in 2015 to more than six million vehicles by 2024. The total sales of plugin electric vehicles alone were expected to reach one million in the

United States during the same
period, according to hybridcars.com and navigantresearch.com.

Already boasting accolades and
recognition internationally, Dubuc Motors has arrived to "complete the
Tesla line" and the electric vehicle market.

"Nearly 15 years ago, we
decided to combine our automotive passion with a stubborn belief that a cleaner and more viable way of producing cars was possible. Our commitment and dedication through exhaustive R&D and numerous prototypes have led us here today. The Tomahawk embodies ingenuity and furthermore is a great vehicle to drive and promote our engagement towards sustainable development", said
Mike Kakogiannakis, co-founder of Dubuc Motors.

"A dual revolution is now
underway in the worlds of both transportation and entrepreneurship," said
Ron Miller, CEO at StartEngine. "Equity crowdfunding is fueling innovation, enabling investors across America to support progressive companies like Dubuc
Motors at a ground floor level."

Investors will learn about an
opportunity to become part of EV history by reserving shares when Dubuc tests the waters with a funding campaign on the StartEngine equity crowdfunding platform.

View the Dubuc Motors
video:
https://www.startengine.com/startup/dubuc-motors

THIS COMMUNICATION MAY CONTAIN
FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE
COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE
BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY
AVAILABLE TO THE COMPANY'S MANAGEMENT.
WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE,"
"PROJECT," "BELIEVE," "ANTICIPATE,"
"INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO
IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING
STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO
FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE
COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE
FORWARD-LOOKING STATEMENTS.
INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE
FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE
MADE.  THE COMPANY DOES NOT
UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS

TO REFLECT EVENTS OR
CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED
EVENTS.

NO MONEY OR OTHER CONSIDERATION
IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES
CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE
OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE
SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR
COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE
DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR
COMMITMENT OF ANY KIND.

SOURCE Dubuc Motors